Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Felicia Hess, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Drone Aviation Holding Corp. on Form 10-Q for the fiscal quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Drone Aviation Holding Corp.

	By:	/s/ FELICIA HESS
Date: May 15, 2015	Name:	Felicia Hess
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Kendall Carpenter, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Drone Aviation Holding Corp. on Form 10-Q for the fiscal quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Drone Aviation Holding Corp.

	By:	/s/ KENDALL CARPENTER
Date: May 15, 2015	Name:	Kendall Carpenter
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)